UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 28, 2010
Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (727) 577-9749
     N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) On July 28, 2010, following a competitive process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Jabil Circuit, Inc. (“Jabil”), the Audit Committee approved the selection of Ernst & Young LLP (“E&Y”) to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011. KPMG LLP (“KPMG”) was notified on July 28, 2010 that it will not be retained as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011. KPMG’s engagement as Jabil’s independent registered public accounting firm to audit Jabil’s consolidated financial statements for the fiscal year ending August 31, 2010, is unaffected by the selection of E&Y, as KPMG’s dismissal will become effective upon the completion of KPMG’s audit of Jabil’s consolidated financial statements as of and for the fiscal year ended August 31, 2010 and the filing of the related Annual Report on Form 10-K.
     The audit reports of KPMG on the consolidated financial statements of Jabil and its subsidiaries as of and for the years ended August 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
     KPMG’s report on the consolidated financial statements of Jabil and its subsidiaries as of and for the years ended August 31, 2009 and 2008, contained a separate paragraph stating that “As discussed in Note 4 to the consolidated financial statements, effective September 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes. As discussed in Note 9 to the consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of August 31, 2007.”
     The audit reports of KPMG on the effectiveness of internal control over financial reporting as of August 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
     KPMG’s report as of August 31, 2008 stated that “Jabil Circuit, Inc. acquired certain manufacturing operations of Nokia Siemens Networks S.p.A. (“NSN”) during the year ended August 31, 2008, and management excluded from its assessment of the effectiveness of Jabil Circuit, Inc.’s internal control over financial reporting as of August 31, 2008, NSN’s internal control over financial reporting associated with total assets of approximately $217.0 million and total revenues of approximately $353.0 million included in the consolidated financial statements of Jabil Circuit, Inc. and subsidiaries as of and for the year ended August 31, 2008. Our audit of internal control over financial reporting of Jabil Circuit, Inc. also excluded an evaluation of internal control over financial reporting of NSN.”
     During the two fiscal years ended August 31, 2009 and 2008, and the subsequent interim period through July 28, 2010, there were (i) no disagreements between Jabil and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     Jabil provided KPMG with a copy of this Form 8-K, and requested KPMG to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated August 3, 2010, is filed as Exhibit 16 to this Form 8-K.
(b) On July 28, 2010, the Audit Committee approved the selection of E&Y to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2011, with the finalization of the engagement terms to be completed prior to September 1, 2010. During the two fiscal years ended August 31, 2009 and 2008, and the subsequent interim period through July 28, 2010, Jabil has not consulted with E&Y, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Jabil’s consolidated financial statements, and neither a written report was provided to Jabil or oral advice was provided that E&Y concluded was an important factor considered by Jabil in

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reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
16	Letter from KPMG LLP, dated August 3, 2010, regarding change in independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
Date: August 3, 2010	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from KPMG LLP, dated August 3, 2010 regarding change in independent registered public accounting firm.